CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement No. 333-83057 on Form N-6 of our report dated April 22, 2024, relating to the statutory-basis financial statements of Talcott Resolution Life and Annuity Insurance Company, appearing in the Form N-VPFS for the year ended December 31, 2023. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
April 25, 2024